Exhibit 5.1

                               PALMER & DODGE LLP
                                ONE BEACON STREET
                        BOSTON, MASSACHUSETTS 02108-3190

Telephone: (617) 573-0100                              Facsimile: (617) 227-4420



                                 April 28, 1998

Procept, Inc.
840 Memorial Drive
Cambridge, Massachusetts 02139

Ladies & Gentlemen:

         We are rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Procept, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof. The Registration Statement relates to up to 65,671,100 shares of the Company's Common Stock, $0.01 par value, (the "Common Stock"), comprising (i) 28,021,800 shares of Common Stock (the "Shares") currently outstanding, (ii) 28,021,800 shares of Common Stock (the "Warrant Shares") issuable upon exercise of warrants to purchase Common Stock (the "Warrants") currently outstanding, (iii) 4,813,750 shares of Common Stock (the "Option Shares") issuable upon exercise of options (the "Options") to purchase units made up of shares of Common Stock and Warrants and (iv) 4,813,750 shares of Common Stock (the "Option Warrant Shares") issuable upon exercise of Warrants issuable upon exercise of the Options. We understand that the Shares are to be offered and sold in the manner described in the Registration Statement.

         We have acted as your counsel in connection with the preparation of the Registration Statement. We are familiar with the proceedings of the Board of Directors on January 13, 1998 in connection with the authorization, issuance and sale of the Shares, the Warrants and the Options. We have examined such other documents as we consider necessary to render this opinion.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable, and that upon exercise of the Warrants and the Options in accordance with the terms thereof, the Warrant Shares, the Options Shares,and the Option Warrant Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus filed as part thereof.

                                                     Very truly yours,


                                                     /s/ Palmer & Dodge LLP
                                                     PALMER & DODGE LLP